UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

June 6, 2012

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

501 South Cherry St., Ste. 320

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Compensatory Arrangements of Certain Officers

(e) On June 5, 2012, Enservco Corporation (the “Company”) granted its President, Rick D. Kasch, options to purchase 425,000 shares exercisable for five years at an exercise price of $0.46 per share (being the closing price on the business day following the date of the last signature to the Company’s consent). Options to acquire 150,000 shares vested upon pricing on June 6, 2012. Options to acquire 150,000 shares vest on June 5, 2013, and the remaining options vest on June 5, 2014. The June 5, 2013 and June 5, 2014 options vest only if Mr. Kasch continues to be employed by or consulting to the Company on the vesting date.

In addition, the Company determined that the conditions required for vesting of the options to purchase 400,000 shares that were granted to Mr. Kasch on February 10, 2012, would not occur and therefore deemed the options to have expired.

Item 8.01. Other Events

On June 5, 2012, the Board of Directors also confirmed that the annual meeting of Enservco’s stockholders will be held on July 25, 2012, the record date was set as June 11, 2012, and the meeting location will be Suite 1000, 6400 So. Fiddlers Green Circle, Greenwood Village, CO 80111.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 11th day of June 2012.

Enservco Corporation

By: /s/ Rick D. Kasch
Rick D. Kasch, President